Exhibit 10.1

LIMITED WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT

This LIMITED WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 30, 2012 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (“ITG”), the other Borrowers and Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), for itself and as Agent (“Agent”), and the other Lenders signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrowers, the other Credit Parties, the Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of March 30, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement have agreed to a limited waiver of, and an amendment to, the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1             Limited Waiver.

1.1           Agent and the Lenders hereby waive (i) any breach of Section 6.1 of the Credit Agreement, and any Default or Event of Default that has occurred as a result thereof, in each case, solely to the extent arising from the Credit Parties’ failure to maintain a Fixed Charge Coverage Ratio of not less than 1.05 to 1.00 for the twelve month period ended December 31, 2011 and the twelve month period ended January 31, 2012 and (ii) on a temporary basis during the Temporary Waiver Period, any Event of Default that has occurred or may occur under Section 7.1(e) of the Credit Agreement (the “Specified Cross-Default”) solely to the extent arising from the Credit Parties’ failure to comply with Section 12(k) of the Secured Note Purchase Agreement for fiscal quarter ending December 31, 2011 and any other applicable fiscal quarter ending during the Temporary Waiver Period (the “NPA Leverage Default”).  As used herein, “Temporary Waiver Period” means the period beginning on the Effective Date (as defined below) and ending March 31, 2013.

1.2           Notwithstanding the foregoing, the temporary waiver of the Specified Cross-Default set forth in clause (ii) of Section 1.1 hereof shall become a permanent waiver hereunder on the date that ITG shall have delivered a fully executed and effective waiver and/or amendment to the Secured Note Purchase Agreement, in form and substance reasonably satisfactory to the Agent (the “NPA Leverage Default Waiver”), pursuant to which, among other things, the Secured Note Purchasers shall have permanently waived the NPA Leverage Default.

1.3           Agent and the Lenders expressly reserve the right to exercise all rights and remedies under all Loan Documents and under applicable law with respect to the Specified Cross-Default immediately upon the expiration of the Temporary Waiver Period (other than as expressly set forth in Section 1.2 hereof).  Except as expressly set forth in Section 1.1 and Section 1.2 hereof, (i) Agent and the Lenders reserve each and every right and remedy they may have under the Loan Documents and under applicable law with respect to any other Default or Event of Default now or hereafter existing or otherwise, as creditors of the Credit Parties and (ii) nothing in this Amendment shall be deemed to constitute a waiver by Agent or any Lender of any other Default or Event of Default, whether now existing or hereafter arising, or of any right or remedy that Agent or any Lender may have under any of the Loan Documents or applicable law.

2             Amendments to Credit Agreement.

2.1           Section 1.1(b) of the Credit Agreement is hereby amended by deleting the text “less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans plus (z) such Reserves as may be imposed by the Agent in accordance with the terms of this Agreement” set forth therein and inserting in lieu thereof the following:

“less, in either case, the sum of (w) the Availability Block plus (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans plus (z) such Reserves as may be imposed by the Agent in accordance with the terms of this Agreement”

2.2           Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.1           Fixed Charge Coverage Ratio.  Each Credit Party covenants and agrees that, if at any time Availability is less than $17,500,000 (and continuing until the first date thereafter (if any) that Availability is at least $17,500,000), the Fixed Charge Coverage Ratio for the twelve month period ending as of the last day of the immediately preceding fiscal month during any period set forth below, shall in no event be less than the ratio set forth below for such period:

Date	Minimum Ratio
Closing Date through fiscal month ending September 30, 2011	1.00:1.00
October 1, 2011 through November 30, 2011	1.05:1.00
December 1, 2011 through March 31, 2012	0.85:1.00
April 1, 2012 through June 30, 2012	0.95:1.00
July 1, 2012 and thereafter	1.10:1.00”

2.3           Section 11.1 of the Credit Agreement is hereby amended by:

(a)           amending and restating clause (e) of the definition of “EBITDA” in its entirety to read as follows:

“(e) any other extraordinary or non-recurring gains or losses of a Borrower or its Subsidiaries, and related tax effects in accordance with GAAP in an amount not to exceed $4,500,000 for any period of measurement ending after November 30, 2012;”

(b)           inserting the following new defined term in proper alphabetical order thereto:

““Availability Block” means, as of any date of determination (x) from and after the Second Determination Date (as defined in the Support Agreement) but on or prior to March 31, 2013, the amount by which, on a Dollar for Dollar basis, the WLR/RBS Letter of Credit II is reduced from $10,000,000 pursuant to the terms of the Support Agreement and (y) after March 31, 2013, zero.”

3             Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a)           the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate and partnership action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

(b)           upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

4             Conditions to Effectiveness.  This Amendment shall be effective on the date when each of the following conditions has been satisfied (the “Effective Date”):

(a)           This Amendment shall have been duly executed and delivered by each Borrower, each other Credit Party party hereto, Agent, the Supermajority Revolving Lenders and the Majority Lenders;

(b)           Agent shall have received, to the extent invoiced, payment of all out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins LLP, counsel to Agent); and

(c)           Agent, for the ratable benefit of the Lenders, shall have received, as consideration for execution and delivery of this Amendment, an amendment fee in the amount of $161,250, which amendment fee shall be fully earned on the date hereof and shall be non-refundable when paid.

5             Agreement to Pursue the NPA Leverage Default Waiver.  The Credit Parties hereby agree that they shall diligently and expeditiously pursue in good faith, and on a commercially reasonable basis, the NPA Leverage Default Waiver.

6             Miscellaneous.

6.1           Effect; Ratification.

(a)           Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Credit Party reaffirms its guaranty of the Obligations and the Liens securing those guaranties.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)           Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and the Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

6.2           Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

6.3           Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.4           Loan Document.  This Amendment shall constitute a Loan Document.

6.5           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

INTERNATIONAL TEXTILE GROUP, INC.
BURLINGTON INDUSTRIES LLC
CONE JACQUARDS LLC
CONE DENIM LLC
CARLISLE FINISHING LLC
SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

NARRICOT INDUSTRIES LLC

By: International Textile Group, Inc., its sole member

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

OTHER CREDIT PARTIES:

APPAREL FABRICS PROPERTIES, INC.
BURLINGTON INDUSTRIES V, LLC
CONE ADMINISTRATIVE AND SALES LLC
CONE INTERNATIONAL HOLDINGS II, INC.
INTERNATIONAL TEXTILE GROUP ACQUISITION GROUP LLC
BURLINGTON WORLDWIDE INC.
CONE DENIM WHITE OAK LLC
CONE INTERNATIONAL HOLDINGS, INC.
CONE ACQUISITION LLC
WLR CONE MILLS IP, INC.

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

VALENTEC WELLS, LLC
By: International Textile Group, Inc., its sole member

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and a Lender

By:	/s/Donald J. Cavanagh
Name: Donald J. Cavanagh
Title: Its Duly Authorized Signatory

TD BANK, N.A., as a Lender

By:	/s/ John Yankauskas
Name: John Yankauskas
Title: Sr. Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/Martin J. Mahoney
Name: Martin J. Mahoney
Title: Senior Vice President